EXHIBIT 5.3
                                                                     -----------


                   LOGO MCDANIEL
                        & ASSOCIATES CONSULTANTS LTD.
                        OIL & GAS RESERVOIR EVALUATIONS



         HUSKY ENERGY INC. ("HUSKY") - REGISTRATION STATEMENT ON FORM F-9


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our report evaluating a portion of Husky's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of Husky (File No. 333-117972).

We also consent to the references to us under the heading "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.




/s/ by B. H. Emslie
---------------------------
B. H. Emslie, P. Eng.
Senior Vice President

Calgary, Alberta, Canada
August 12, 2004








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